Exhibit 10.7

January 18, 2000

Mr. Richard Yarwood

[Home Address]

Re:	Employment Agreement Amendment

Dear Richard,

This letter serves to amend your Employment Agreement with R.P. Scherer Corporation dated February 1, 1998.

Specifically, this amends Section 2(a) and 2(b) to reflect your new title and responsibilities as President, Zydis.

All other terms of the Agreement remain in effect unless they have already been satisfied (as in the case of Section 3(b-v)) or amended as a result of the merger with Cardinal Health (as in the case of stock option participation as governed by separate stock option agreements).

Regards,

/s/ George Fotiades